Exhibit 99

        Anadarko Announces Higher First Quarter 2005 Earnings

    HOUSTON--(BUSINESS WIRE)--April 29, 2005--Anadarko Petroleum Corporation (NYSE:APC) today announced first quarter 2005 net income available to common shareholders of $490 million, or $2.05 per share (diluted), on revenues of $1.53 billion.
    Cash flow from operating activities totaled $936 million in the first quarter and cash flow from operations before changes in assets and liabilities totaled $895 million.(1)
    "Anadarko is executing on its strategy to actively develop several large discoveries, grow our unconventional resource plays in North America and explore in high-potential basins around the world," said Anadarko President and CEO Jim Hackett. "We've taken the tough steps to reshape our portfolio, which today is structured for profitable and sustainable growth.
    "Anadarko is a different company than we were this time a year ago," Hackett said. "Our asset sales and strategic realignment have us operating from a smaller, more efficient base, which is reflected in the results we achieved this quarter. While volumes were down from last year due to the asset sales, they slightly exceeded the high end of our guidance for the quarter and actually rose about 10 percent, excluding the production from the properties we sold. Also, revenues increased and expenses decreased, providing higher net income. The improvement was further magnified by our stock repurchase program. Altogether, Anadarko delivered a 32 percent increase in diluted earnings per share on less than a 5 percent increase in revenues."
    The company continued its share repurchase program during the first quarter and bought 2.6 million shares of outstanding common stock for approximately $200 million.
    During the first quarter of 2005, sales volumes totaled 41 million barrels of oil equivalent (BOE), or 455,000 BOE per day. Natural gas sales volumes averaged 1,454 million cubic feet (MMcf) per day and Anadarko's average realized natural gas price was $5.66 per thousand cubic feet (Mcf). Oil sales volumes in the first quarter were 177,000 barrels per day. The company's average realized oil price was $42.18 per barrel.
    First quarter 2004 net income was $392 million, or $1.55 per share (diluted), on revenues of $1.46 billion. Cash flow from operating activities for the same period was $885 million. Cash flow from operations before changes in assets and liabilities for the first quarter 2004 totaled $944 million.(1)

    EARNINGS CONFERENCE CALL TODAY AT 9:00 A.M. CDT, 10:00 A.M. EDT

    Anadarko will host an earnings conference call today at 9:00 a.m. Central Daylight Time (10:00 a.m. Eastern Daylight Time) to discuss first quarter 2005 results and the company's outlook for the remainder of the year. The dial-in number is 913-981-4900, and the confirmation number is 206120. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

    ANADARKO OPERATIONS REPORT

    For more details on Anadarko's operations, please refer to the comprehensive report on first quarter drilling activity. The report will be available at www.anadarko.com on the Investor Relations page.

    FINANCIAL DATA

    Seven pages of summary financial data follow, including current hedge positions and guidance.
    Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2004, the company had
2.37 billion BOE of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus extends from the deepwater Gulf of Mexico, up through Texas, Louisiana, the Mid-Continent, western U.S. and Canadian Rockies and onto the North Slope of Alaska. Anadarko also has significant production in Algeria, Venezuela and Qatar, and exploration or production positions in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.

    (1) See accompanying table for a reconciliation of GAAP to non-GAAP financial measures and statement indicating why management believes the non-GAAP measures are useful information for investors.

    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2004 Annual Report on Form 10-K.


                    Anadarko Petroleum Corporation
             Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities
(GAAP) to cash flow from operations before changes in assets and liabilities (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses cash flow from operations before changes in assets and liabilities to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.
                                                       Quarter Ended
                                                          March 31
                                                      ----------------
millions                                                2005     2004
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Net cash provided by operating activities                $936    $885
Add back:
   Change in accounts receivable                         (140)     39
   Change in accounts payable and accrued expenses         44     (20)
   Change in other items - net                             55      40
----------------------------------------------------------------------
Cash flow from operations before changes in assets and
 liabilities                                             $895    $944
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                                     Quarter Ended
Summary Financial Information                          March 31
                                                  --------------------
$ and shares in millions                            2005      2004
----------------------------------------------------------------------
Revenues
----------------------------------------------------------------------
Gas sales                                             $741      $772
Oil and condensate sales                               671       551
Natural gas liquids sales                              106       103
Other sales                                             12        34
----------------------------------------------------------------------
Total                                                1,530     1,460
----------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------
Direct operating                                       130       158
Transportation and cost of product                      70        57
General and administrative                             102        79
Depreciation, depletion and amortization               324       348
Other taxes                                             85        81
Impairments related to oil and gas properties            -         9
----------------------------------------------------------------------
Total                                                  711       732
----------------------------------------------------------------------
Operating Income                                       819       728
----------------------------------------------------------------------
Interest Expense and Other (Income) Expense
----------------------------------------------------------------------
Interest expense                                        52        63
Other (income) expense                                   -        60
----------------------------------------------------------------------
Total                                                   52       123
----------------------------------------------------------------------
Income Before Income Taxes                             767       605
----------------------------------------------------------------------
Income Tax Expense                                     276       212
----------------------------------------------------------------------
Net Income                                            $491      $393
----------------------------------------------------------------------
Preferred Stock Dividends                                1         1
----------------------------------------------------------------------
Net Income Available to Common Stockholders           $490      $392
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income - basic                                   $2.07     $1.56
Net income - diluted                                 $2.05     $1.55
----------------------------------------------------------------------
Average Number of Common Shares Outstanding -
 Basic                                                 237       252
----------------------------------------------------------------------
Average Number of Common Shares Outstanding -
 Diluted                                               239       254
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                                   Quarter Ended
Summary Financial Information                        March 31
                                             -------------------------
$ in millions                                   2005         2004
----------------------------------------------------------------------
Cash Flow from Operating Activities
----------------------------------------------------------------------
Net income                                          $491         $393
Depreciation, depletion and amortization             324          348
Deferred income taxes                                 73          125
Impairments related to oil and gas
 properties                                            -            9
Other noncash items                                    7           69
----------------------------------------------------------------------
                                                     895          944
(Increase) decrease in accounts receivable           140          (39)
Increase (decrease) in accounts payable and
 accrued expenses                                    (44)          20
Other items - net                                    (55)         (40)
----------------------------------------------------------------------
Net Cash Provided by Operating Activities           $936         $885
----------------------------------------------------------------------


----------------------------------------------------------------------
Capital Expenditures
----------------------------------------------------------------------
Capital spending                                    $733         $666
Capitalized interest                                  17           25
Capitalized overhead                                  45           41
----------------------------------------------------------------------
Total                                               $795         $732
----------------------------------------------------------------------

                                              March 31,   December 31,
                                                2005         2004
----------------------------------------------------------------------
Condensed Balance Sheet
----------------------------------------------------------------------
Cash and cash equivalents                           $997         $874
Other current assets                               1,481        1,628
Net properties and equipment                      16,232       15,913
Other assets                                         484          468
Goodwill                                           1,308        1,309
----------------------------------------------------------------------
Total Assets                                     $20,502      $20,192
----------------------------------------------------------------------
Current liabilities                               $2,083       $1,993
Long-term debt                                     3,643        3,671
Other long-term liabilities                        5,234        5,243
Stockholders' equity                               9,542        9,285
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity       $20,502      $20,192
----------------------------------------------------------------------
Capitalization
----------------------------------------------------------------------
Total debt                                        $3,843       $3,840
Stockholders' equity                               9,542        9,285
----------------------------------------------------------------------
Total                                            $13,385      $13,125
----------------------------------------------------------------------
Capitalization Ratios
----------------------------------------------------------------------
Total debt                                            29%          29%
Stockholders' equity                                  71%          71%
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                                       Quarter Ended
Volumes and Prices                                       March 31
                                                     -----------------
                                                      2005     2004
----------------------------------------------------------------------
Natural Gas
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, billion cubic feet                              107      121
Average daily volumes, million cubic feet per day      1,183    1,328
Price per thousand cubic feet                          $5.66    $4.86
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, billion cubic feet                               24       36
Average daily volumes, million cubic feet per day        271      395
Price per thousand cubic feet                          $5.70    $5.12
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, billion cubic feet                              131      157
Average daily volumes, million cubic feet per day      1,454    1,723
Price per thousand cubic feet                          $5.66    $4.92

----------------------------------------------------------------------
Crude Oil and Condensate
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, million barrels                                   6        9
Average daily volumes, thousand barrels per day           70       85
Price per barrel                                      $38.65   $29.88
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, million barrels                                   1        1
Average daily volumes, thousand barrels per day            7       15
Price per barrel                                      $45.34   $32.14
----------------------------------------------------------------------
Algeria
----------------------------------------------------------------------
Volumes, million barrels                                   7        7
Average daily volumes, thousand barrels per day           77       79
Price per barrel                                      $48.36   $31.37
----------------------------------------------------------------------
Other International
----------------------------------------------------------------------
Volumes, million barrels                                   2        2
Average daily volumes, thousand barrels per day           23       23
Price per barrel                                      $31.30   $23.72
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                                  16       19
Average daily volumes, thousand barrels per day          177      202
Price per barrel                                      $42.18   $29.94

----------------------------------------------------------------------
Natural Gas Liquids
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                                   3        4
Average daily volumes, thousand barrels per day           36       49
Price per barrel                                      $32.44   $23.41
----------------------------------------------------------------------
Total Barrels of Oil Equivalent (BOE)
----------------------------------------------------------------------
Volumes, million BOE                                      41       49
Average daily volumes, thousand BOE per day              455      538
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation
                    Hedge Position for 2005 & 2006
                         As of March 31, 2005


                 2- Way Collars               3- Way Collars
            ------------------------ ---------------------------------
  Natural                                      Sold  Purchased
   Gas       Volume   Floor  Ceiling  Volume   Floor   Floor   Ceiling
            MMMBtu/d $/MMBtu $/MMBtu MMMBtu/d $/MMBtu $/MMBtu  $/MMBtu
            ------------------------ ---------------------------------
  United
   States

  2nd Qtr
   2005        26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
  3rd Qtr
   2005        26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
  4th Qtr
   2005        26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
            ------------------------ ---------------------------------
  Remainder
   Year
   2005        26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
  Total
   Year
   2006        10.0   $4.00   $5.88        -      $-       $-      $-
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
There are no Fixed Price hedges for the United States.


                  Fixed and Physical
                       Contracts
                ------------------------
                   Volume    NYMEX Price
                  MMMBtu/d    $/MMBtu
                ------------------------
Canada
2nd Qtr 2005           21.7       $2.98
3rd Qtr 2005           21.7       $2.98
4th Qtr 2005           18.0       $2.95
                ------------------------
Remainder Year
 2005                  20.5       $2.97
                ------------------------
                ------------------------
Total Year 2006        10.9       $2.87
                ------------------------
                ------------------------
There are no Collar hedges for Canada.


            ------------------------ ---------------------------------
Crude Oil        2- Way Collars               3- Way Collars
            ------------------------ ---------------------------------
                                              Sold   Purchased
             Volume  Floor  Ceiling   Volume  Floor   Floor    Ceiling
            Bbl/day  $/Bbl   $/Bbl   Bbl/day  $/Bbl   $/Bbl    $/Bbl
            ------------------------ ---------------------------------
United
 States

2nd Qtr
 2005         1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
3rd Qtr
 2005         1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
4th Qtr
 2005         1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
            ------------------------ ---------------------------------
Remainder
 Year 2005    1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2006           822  $22.00  $26.32        -      $-       $-      $-
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
There are no Crude Oil hedges for production outside of the United
States.


                    Anadarko Petroleum Corporation
                   Financial and Operating Guidance
                         As of April 29, 2005


                                 2nd Quarter           Total Year
                                2005 Forecast        2005 Forecast
                             -------------------- --------------------

                                     Units                Units
                             -------------------- --------------------

Total Sales (MM BOE)             37   -       39     159   -      164


Crude Oil (MBbl/d):             140   -      150     164   -      174

  United States                  64   -       66      76   -       79
  Canada                          6   -        7       5   -        6
  Algeria                        50   -       54      59   -       64
  Other International            18   -       23      23   -       27


Natural Gas (MMcf/d):         1,440   -    1,480   1,450   -    1,490

  United States               1,150   -    1,190   1,165   -    1,200
  Canada                        270   -      290     275   -      300


Natural Gas Liquids (MBbl/d):    30   -       32      30   -       33

  United States                  28   -       30      28   -       30
  Canada                          1   -        2       2   -        3

----------------------------------------------------------------------

                                   $/ Unit              $/ Unit
                             -------------------- --------------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):            (4.65)  -    (6.65)  (5.20)  -    (7.00)

  United States               (4.25)  -    (5.50)  (5.00)  -    (6.25)
  Canada                      (9.00)  -   (11.00)  (7.00)  -    (9.00)
  Algeria                     (1.00)  -    (3.00)  (1.50)  -    (3.50)
  Other International        (13.00)  -   (19.00) (13.00)  -   (19.00)


Natural Gas ($/Mcf):          (0.40)  -    (0.70)  (0.35)  -    (0.75)

  United States               (0.35)  -    (0.65)  (0.35)  -    (0.70)
  Canada                      (0.55)  -    (0.80)  (0.50)  -    (0.75)

----------------------------------------------------------------------

                                     $MM                  $MM
                             -------------------- --------------------
Other Revenues:

  Marketing                      10   -       14      50   -       70
  Minerals and Other             13   -       17      20   -       30

----------------------------------------------------------------------


Costs and Expenses:
                                    $ / Boe              $ / Boe
                             -------------------- --------------------

  Direct Operating             3.20   -     3.40    3.05   -     3.35
  Transportation and Cost of
   Product                     1.45   -     1.60    1.40   -     1.55
  Depreciation, Depletion and
   Amortization                8.00   -     8.30    7.90   -     8.20
  Production Taxes (% of
   Revenue)                     5.5%  -      6.0%    5.6%  -      5.8%


                                     $MM                  $MM
                             -------------------- --------------------

  General and Administrative    100   -      110     400   -      430
  Impairments Related to Oil
   and Gas Properties             -   -       20       -   -       40

  Interest Expense               50   -       52     190   -      210
  Other (Income) Expense         (5)  -        5       -   -       10


Federal Tax Rate                 35%  -       38%     35%  -       36%

  Deferred Taxes (% of Total
   Taxes)                        35%  -       40%     30%  -       40%

----------------------------------------------------------------------

Avg. Shares Outstanding (MM)

  Basic                         235   -      237     235   -      237
  Diluted                       237   -      239     237   -      239


                                     $MM                  $MM
                             -------------------- --------------------

Capital Investment              775   -      825   2,800   -    3,000

  Capital Projects              714   -      758   2,555   -    2,735
  Capitalized Direct Expenses    45   -       49     180   -      190
  Capitalized Interest           16   -       18      65   -       75


    CONTACT: Anadarko Petroleum Corporation, Houston
             Media Contacts:
             Teresa Wong, 832-636-1203
             teresa_wong@anadarko.com
             or
             Lee Warren, 832-636-3321
             lee_warren@anadarko.com
             or
             Margaret Cooper, 832-636-8355
             margaret_cooper@anadarko.com
             or
             Investor Contacts:
             David Larson, 832-636-3265
             david_larson@anadarko.com
             or
             Stewart Lawrence, 832-636-3326
             stewart_lawrence@anadarko.com